SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Act of 1934


Date of Report (Date of earliest event reported): June 11, 1996


                           CENTURA BANKS, INC.
             (Exact name of registrant as specified in charter)


 North Carolina                    1-10646                        56-1688522
(State of Incorporation)    (Commission File Number)    (IRS Employer Identification No.)

134 North Church Street, Rocky Mount, North Carolina            27804
(Address of principal executive office)                       (Zip code)

Registrant's telephone number, including area code:      (919) 977-4400

                                N/A
        (Former name or former address, if changed since last report)


Exhibit Index on Page 4.


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Item 2. Acquisition or Disposition of Assets:
Centura Banks, Inc. ("Centura") announced on June 11, 1996 that it had entered into an agreement to purchase 49 percent of First Greensboro Home Equity, Inc. ("First Greensboro"). First Greensboro is a mortgage company with its principal headquarters in Greensboro, North Carolina and operates 31 offices in 10 states. First Greensboro will retain controlling interest of the company. The closing date of the transaction will occur after all regulatory approvals have been obtained and subsequent waiting periods have expired. The closing is expected to occur in August of 1996. A press release is attached as Exhibit 99.

Item 7. Financial statements and Exhibits.
The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                CENTURA BANKS, INC.
                                                Registrant

Date: June 14, 1996                        By:  /s/ Michael R. Hilton
                                                Michael R. Hilton
                                                Controller

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                                EXHIBIT INDEX

                                                              Sequential
                                                                 Page
Exhibit                      Description of Exhibit             Number

99              Press release dated June 11, 1996                 5

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For Immediate Release

June 11, 1996

Contacts:               Ron Johnson               Buddy Jordan
                        Centura                   First Greensboro
                        (919) 977-4979            (910) 855-4925

CENTURA BUYS MAJOR STAKE IN GREENSBORO MORTGAGE COMPANY

     ROCKY MOUNT, N.C.--Centura Banks Inc. (NYSE:CBC) and First Greensboro
Home Equity Corp. have reached an agreement for Centura to purchase 49 percent of the Greensboro, North Carolina based mortgage company. First Greensboro, which has 31 offices in 10 states, will retain controlling interest of the company.
    First Greensboro is a privately owned company specializing in alternative equity lending for homeowners and creative financing for home buyers. It originates, purchases and sells residential home equity loans secured primarily by first liens. Its clients are people whose borrowing needs are generally not met by traditional financial institutions. The company's profits and locations have grown significantly since it was started in 1989.
   "This is a great opportunity for us to diversify our income stream," said Robert R. Mauldin, chairman and CEO of Centura. "First Greensboro is a highly profitable, well-managed company in a growing market niche. We look forward to being part of their future success."

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  "We are pleased that Centura is willing to invest in the future of our company," said First Greensboro President Buddy Jordan, who will continue to lead the company. "This alliance gives us all the ingredients needed to continue our growth plans."
  Neither party disclosed terms of the deal, although Centura said the investment is expected to begin adding to its bottom line in the first year.
  Mauldin said Centura is pursuing other opportunities to diversify sources of revenue and add value for shareholders.
  First Greensboro has offices in the Carolinas, Virginia, Texas, Florida, Arkansas, Tennessee, Georgia, Missouri and Oklahoma. The company plans to open five more offices by the end of 1996, including locations in Illinois and Louisiana.
  Centura, with assets of $5.5 billion, offers a full range of banking, investment, insurance and trust services to individuals and businesses through 154 financial centers and more than 200 ATMs in North Carolina.
The company recently announced an agreement to open 33 financial centers in Hannaford supermarkets in the Carolinas and Virginia by the end of 1997. Centura is still the only North Carolina bank offering online banking and bill payment services through Quicken and Microsoft Money, the leading personal finance software packages.